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                                                                     EXHIBIT 5.1

                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                               New York, NY 10166

November 16, 2001

Chateau Communities, Inc.
6160 South Syracuse Way
Greenwood Village, Colorado 80111

Ladies and Gentlemen:

We have acted as special counsel to Chateau Communities, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (such registration statement in the form first filed being referred to herein as the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering 55,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Shares may be purchased from the Company from time to time upon exercise of stock options granted under the CWS Communities Trust 1998 Long-Term Incentive Plan, as amended and restated effective as of January 26, 2001 (the "CWS Plan"), and November 15, 2001 (the "Amended CWS Plan"). The CWS Plan was assumed by the Company upon the acquisition of CWS Communities Trust, a Maryland real estate investment trust ("CWS") and CWS Communities LP, a Delaware limited partnership, pursuant to an Agreement and Plan of Merger, dated as of June 6, 2001, among the Company, CP Limited Partnership, a Maryland limited partnership, Chateau Merger Sub, Inc., a Maryland corporation, Second Merger Sub, LLC, a Maryland limited liability company, Partnership Merger Sub, LLC, a Delaware limited liability company, CWS, CWS Communities LP and Security Capital Manufactured Housing Incorporated., a Delaware corporation (the "Merger Agreement").

In rendering the opinions expressed herein, we have examined copies of (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Company's Amended and Restated Articles of Amendment, as amended to date (the "Charter"); (iv) the Company's Amended and Restated By-laws, as amended to date; (v) resolutions of the Board of Directors of the Company adopted on June 4, 2001, relating to the various transactions contemplated by the Merger Agreement and the related matters, as certified by the Secretary of the Company as being complete, accurate and in effect; and (vi) resolutions of the Board of Directors of the Company adopted on November 15, 2001 relating to the issuance of the Shares.

We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.

In rendering the opinions set forth herein, we have assumed that (i) prior to the issuance of any shares of Common Stock, there will exist, under the Charter, the requisite number of authorized but unissued shares of Common Stock; and (ii) appropriate certificates representing shares of Common Stock will be executed

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Chateau Communities, Inc.                                               Page 2
November 16, 2001




and delivered upon the issuance and sale of any such Shares, and that such certificates will comply with all applicable requirements of Maryland law.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery of the Shares by the Company against payment therefor in accordance with the terms and provisions of the Amended CWS Plan, such Shares will be validly issued, fully paid and nonassessable by the Company.

The opinions stated herein are given as of the date hereof and are limited to the federal laws of the United States and the laws of the State of Maryland.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/Clifford Chance Rogers & Wells LLP